Exhibit 99.2

Landmark Announces 4th Consecutive Quarterly Cash Distribution Increase with Year over Year Distribution Growth of 13%; Schedules Fourth Quarter 2015 Earnings Release and Conference Call

EL SEGUNDO, California, January 28, 2016 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership”) (NASDAQ: LMRK) announced today that the board of directors of its general partner declared a cash distribution of $0.325 per unit, or $1.30 per unit on an annualized basis, for the quarter ended December 31, 2015. This quarter’s cash distribution, which represents a 13.0% increase over the minimum quarterly distribution and a 2.4% increase compared to the third quarter 2015 distribution of $0.3175 per unit, marks the fourth consecutive quarter that LMRK has increased its quarterly cash distribution since its IPO in November 2014. The distribution is payable on February 12, 2016 to unitholders of record as of February 8, 2016.

As one of the only real estate-focused MLPs, the Partnership derives  revenue solely from ground rents from its tenants and related assets. Our largest tenants, the major wireless carriers, are T-Mobile, AT&T, Sprint and Verizon. Over the last year, consistent with our strategy, the Partnership has increased its distribution by 13.0% and completed 8 acquisitions, more than doubling tenant sites from 701 to 1,456.

The Partnership plans to publicly release its fourth quarter 2015 results prior to the opening of U.S. financial markets on Tuesday, February 16, 2016. Interested parties are invited to listen to a conference call hosted by management discussing the Partnership’s earnings results.

Webcast Information

Event:  Q4 2015 Landmark Infrastructure Partners LP Earnings Call

Date:  Tuesday, February 16, 2016

Time:  12:00 p.m. Eastern Time

Webcast:  http://investor.landmarkmlp.com

Conference Call Information

U.S. and Canada:  877-930-8063

International:  253-336-7764

Participant Passcode:  29112552

Replay Information

A webcast replay will be available approximately two hours after the completion of the conference call through March 31, 2016 at http://investor.landmarkmlp.com.

An audio replay is also available through February 25, 2016.

Dial-in:  855-859-2056 or 404-537-3406

Participant Passcode:  29112552

Notice

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership’s real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 49 states and the District of Columbia, entitling the Partnership to rental payments from leases on more than 1,400 tenant sites.

Cautionary Note Regarding Forward Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws.  Statements that do not relate strictly to historical or current facts are forward-looking.  These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant.  Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.  For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.  Any forward-looking statements in this press release are made as of the date of this press release and the Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof, unless required by law.

CONTACT: Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com